AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") is made this 2nd day of October, 2003, among Wasatch Web Advisors, Inc., a Utah corporation (the "Company" or "Wasatch Web"); Raser Technologies, Inc., a Utah corporation ("Raser"); and the common stockholders and preferred stockholders of Raser (the "Raser Common Stockholders" and the "Raser Preferred Stockholders," collectively, the "Raser Stockholders"), all of whom are listed on Exhibit A hereto and who execute and deliver a copy of this Reorganization Agreement.

                          WITNESSETH:
                            RECITALS

          WHEREAS, the respective Boards of Directors of Wasatch Web and Raser have adopted resolutions pursuant to which Wasatch Web shall acquire and the Raser Stockholders shall exchange 100% of the outstanding common and preferred stock of Raser; and

          WHEREAS, the sole consideration for 100% of the outstanding common and preferred stock of Raser shall be the exchange of shares of $0.01 par value common stock and $0.01 par value preferred stock of Wasatch Web as outlined in Exhibit A, which shares, as well as any shares into which the preferred stock can be converted, are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission); and

          WHEREAS, the Raser Stockholders shall acquire in exchange such "restricted securities" of Wasatch Web in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, as applicable (respectively, the "Exchange" and the "Reorganization");

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Exchange of Stock

          1.1  Transfer and Number of Shares.  The Raser Common
Stockholders agree to transfer to Wasatch Web at the closing (the "Closing") 100% of the outstanding common stock of Raser, all as listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "Raser Common Shares"), in exchange for 42,457,286 post-split shares of common stock of Wasatch Web (the "Wasatch Common Shares"), pro rata, also as outlined in Exhibit A, amounting to approximately 95% of the post-Reorganization Agreement outstanding Wasatch Web Common Shares. Additionally, the Raser Preferred Stockholders agree to transfer to Wasatch Web at the Closing, 100% of the outstanding preferred stock of Raser, all as listed in Exhibit A (the "Raser Preferred Shares"), in exchange for a like number of shares of preferred stock of Wasatch Web (the "Wasatch Web Preferred Shares"), pro rata. At the Closing, and excluding the securities to be exchanged for the Raser Common Shares, the outstanding common stock of Wasatch Web will amount to 2,298,714 post-split shares or approximately 5% of the post-Reorganization Agreement outstanding common stock of Wasatch Web, after taking into account: (i) the two for one forward split of the outstanding common stock of Wasatch Web as outlined in Section 1.4 of the Reorganization Agreement; and (ii) the cancellation of 75,000 post-split shares of common stock of Wasatch Web by the two principal stockholders of the Company as outlined in Section 1.5 hereof. Accordingly, and assuming all Raser Stockholders become party to the Reorganization Agreement, there will be approximately 44,756,000 post-Reorganization Agreement outstanding Wasatch Web Common Shares and a like number of Wasatch Web Preferred Shares equal to the number of Raser Preferred Shares that are outstanding immediately prior to the Closing.

          1.2 Exchange of Certificates. The transfer of the Raser Common Shares and the Raser Preferred Shares shall be effected by the delivery to Wasatch Web at the Closing of stock certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Wasatch Web and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Raser Stockholders' expense.

          1.3 Further Assurances. At the Closing and from time to time thereafter, the Raser Stockholders shall execute such additional instruments and take such other action as Wasatch Web may request in order to exchange and transfer clear title and ownership in the Raser Common Shares and the Raser Preferred Shares to Wasatch Web.

          1.4 Forward Split of Outstanding Wasatch Web Common Stock, Authority to Change Name, Change of Name and Certificate of Designations of a
Class of Preferred Stock.   Prior to or at the Closing, Wasatch Web (i) shall
have effected a two for one forward split of its outstanding common stock (the forward split was effective on September 22, 2003); and (ii) shall have filed the Articles of Amendment with the Department of Commerce of the State of Utah (the amendment was duly filed on September 8, 2003), authorizing the Wasatch Web Board of Directors to change the name of the Company without stockholder approval to conform with the business or industry that the Board of Directors determines to engage in or conforms with the name or names of any property or business acquired by Wasatch Web; (iii) shall have approved a name change of Wasatch Web to "Raser Technologies, Inc."; and (iv) shall have adopted a Certificate of Designations respecting a class of preferred stock with identical rights, privileges and preferences of the Raser Preferred Stock for Exchange hereunder.

          1.5  Share Cancellation by Principal Stockholders of Wasatch Web.
In consideration of the Closing of the Reorganization Agreement, two principal stockholders of Wasatch Web who are also directors and executive officers of Wasatch Web, shall deliver at the Closing an aggregate of 75,000 post-split shares of common stock of Wasatch Web for cancellation to the treasury and for return to the authorized but unissued capital stock of Wasatch Web.

          1.6 Condition Subsequent of Required "Broker's Transactions" by SCS, Inc., a Consultant to Raser. SCS, Inc., a Utah corporation ("SCS"), and its President and sole stockholder, Karl S. Smith, shall deliver at the Closing, their Letter Agreement in satisfactory form to Wasatch Web and Raser in consideration of such Closing to the effect that any securities of Wasatch Web owned or hereafter acquired by either of them shall be subject to resale in "broker's transactions" only as that term in defined in Rule 144 of the Securities and Exchange Commission, with the stock certificates representing any such shares to be imprinted with an appropriate notation reflecting these resale conditions.

          1.7 Resignations of Present Directors and Executive Officers of Wasatch Web and Designation of New Directors and Executive Officers. On the Closing, the present directors and executive officers of Wasatch Web shall designate the directors and executive officers nominated by Raser to serve in their place and stead, to serve until the next respective annual meetings of the stockholders and the Board of Directors of the reorganized Wasatch Web, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Kraig Higginson, President and Director; R. Thomas Bailey Treasurer and Director; James E. Morton, Secretary and Director; David W. West, Vice President and Director; and Fred Wenninger, Director; and then, the current directors and executive officers of Wasatch Web shall resign in seriatim.

          1.8 Assets and Liabilities of Wasatch Web at the Closing. Wasatch Web shall have no material assets and no material liabilities at the Closing, and all costs incurred by Wasatch Web incident to the Reorganization Agreement shall have been paid or satisfied.

          1.9 Outstanding Securities of Wasatch Web and Acceptance of Opinions of Counsel. Neither Raser nor the reorganized Wasatch Web shall contest the validity of any of the pre-Reorganization Agreement outstanding Wasatch Web common or preferred stock; and the reorganized Wasatch Web and Raser, subject to concurrence by legal counsel for the reorganized Wasatch Web with any legal opinion rendered regarding the resale of any of these securities, agrees to accept legal opinions covering the resale of any of these securities in accordance with Rule 144 of the Securities and Exchange Commission from Leonard W. Burningham, Esq. or Branden T. Burningham, Esq.

          1.10 Closing. This Reorganization Agreement will be deemed to be completed on the execution and delivery of the Reorganization Agreement by Raser Stockholders collectively owning not less than 80% of the outstanding Raser Common Shares; and the remainder of the Raser Common Shares shall be acquired under and pursuant to the terms and provisions of this Reorganization Agreement as soon as practicable following the Closing.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205, Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Reorganization Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                             Section 3

          Representations and Warranties of Wasatch Web

          Wasatch Web represents and warrants to, and covenants with, the Raser Stockholders and Raser as follows:

          3.1  Corporate Status; Compliance with Securities Laws.  Wasatch
Web is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only). Wasatch Web is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. Its common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "WWEB," though there is no "established trading market" for these securities. Wasatch Web is a "reporting issuer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has presently filed all reports that have been required to be filed by it and is not in violation of any applicable federal or state securities laws, rules or regulations. All reports and registration statements that have been filed by Wasatch Web with the Securities and Exchange Commission do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.2 Capitalization. The current pre-Reorganization Agreement authorized capital stock of Wasatch Web consists of 50,000,000 shares of $0.01 par value common voting stock, of which 2,373,714 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of $0.01 par value preferred stock, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Wasatch Web. It has no subsidiaries.

          3.3 Financial Statements. The financial statements of Wasatch Web furnished to the Raser Stockholders and Raser, consisting of audited financial statements for the years ended December 31, 2002 and 2001, and unaudited financial statements for the period ended June 30, 2003, attached hereto as Exhibits B and B-1, and incorporated herein by reference, are correct and fairly present the financial condition of Wasatch Web at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference.
Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Wasatch Web has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

          3.5 Interim Changes. Since the dates of its balance sheets, except as set forth in Exhibit C, there have been no (i) changes in financial condition, assets, liabilities or business of Wasatch Web which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of Wasatch Web, payments of any dividend or other distribution in respect of any class of stock of Wasatch Web or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6 Title to Property. Wasatch Web has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Wasatch Web are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

          3.7  Litigation.   There is no litigation or proceeding pending, or
to the knowledge of Wasatch Web, threatened, against or relating to Wasatch Web, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of Wasatch Web is party to any material legal proceeding which could have an adverse effect on Wasatch Web (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Wasatch Web.

          3.8 Books and Records. From the date of this Reorganization Agreement to the Closing, Wasatch Web will (i) give to the Raser Stockholders and Raser or their respective representatives full access during normal business hours to all of Wasatch Web' offices, books, records, contracts and other corporate documents and properties so that they or their respective representatives may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of Wasatch Web as they or their respective representatives may reasonably request.

          3.9  Tax Returns.   Wasatch Web has filed all federal and state
income or franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality.   Until the Closing (and thereafter if there
is no Closing), Wasatch Web and its representatives will keep confidential any information which they obtain from the Raser Stockholders or from Raser concerning the properties, assets and business of Raser. If the transactions contemplated by this Reorganization Agreement are not consummated by October 15, 2003, 2003, Wasatch Web will return to Raser all written matter with respect to Raser obtained by Wasatch Web in connection with the negotiation or consummation of this Reorganization Agreement.

          3.11 Corporate Authority. Wasatch Web has full corporate power and authority to enter into this Reorganization Agreement and to carry out its obligations hereunder and will deliver to the Raser Stockholders and Raser or their respective representatives at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Reorganization Agreement by Wasatch Web' officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Wasatch Web.

          3.12 Due Authorization. Execution of this Reorganization Agreement and performance by Wasatch Web hereunder have been duly authorized by all requisite corporate action on the part of Wasatch Web, and this Reorganization Agreement constitutes a valid and binding obligation of Wasatch Web and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Wasatch Web, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

          3.13 Environmental Matters. Wasatch Web has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Wasatch Web. In addition, to the best knowledge of Wasatch Web, there are no substances or conditions which may support a claim or cause of action against Wasatch Web or any of Wasatch Web' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding Raser.   Wasatch Web
acknowledges that Raser has delivered it copies of what has been represented to be documentation containing all material information respecting Raser and Raser' present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Raser, and with the legal and accounting firms of Raser, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Wasatch Web's complete satisfaction.

                               Section 4

      Representations, Warranties and Covenants of Raser and
                      the Raser Stockholders

          Raser and the Raser Stockholders represent and warrant to, and covenant with, Wasatch Web as follows (provided, however, that the Raser Stockholders whose beneficial stock ownership interest in Raser is less than 5% of the Raser Common Shares as issuable or convertible into Raser Common Shares as set forth in Exhibit A shall make only those representations and warranties contained in Sections 4.1, 4.11, 4.12 and 4.16):

          4.1 Ownership. The Raser Stockholders respectively own the Raser Common Shares and the Raser Preferred Shares free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to exchange the Raser Common Shares Raser Preferred Shares that are owned by each hereunder without qualification.

          4.2 Corporate Status. Raser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of Raser business or the character or ownership of Raser properties makes such licensing or qualification necessary. It has no subsidiaries.

          4.3 Capitalization. The authorized capital stock of Raser consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 42,457,286 shares are issued and outstanding, all fully paid and non-assessable; and 2,000,000 shares of $0.001 par value preferred stock, of which 300,000 shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Raser.

          4.4  Financial Statements.   The financial statements of Raser
furnished to Wasatch Web, consisting of audited financial statements for the year ended December 31, 2002, and unaudited financial statements for the period ended June 30, 2003, attached hereto as Exhibits D and D-1, and incorporated herein by reference, are correct and fairly present the financial condition of Raser as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5  Undisclosed Liabilities.   Raser has no material liabilities
of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E.

          4.6  Interim Changes.   Since the dates of its balance sheets,
except as set forth in Exhibit E, there have been no (i) changes in the financial condition, assets, liabilities or business of Raser, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Raser, payment of any dividend or other distribution in respect of the capital stock of Raser or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. Raser has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of Raser are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the trial balance sheet or in Exhibit E, with respect to which no default exists.

          4.8  Litigation.   There is no litigation or proceeding pending, or
to the knowledge of Raser, threatened, against or relating to Raser or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Raser is party to any material legal proceeding which could have an adverse effect on Raser (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Raser.

          4.9  Books and Records.   From the date of this Agreement to the
Closing, the Raser Stockholders will cause Raser to (i) give to Wasatch Web and its representatives full access during normal business hours to all of Raser offices, books, records, contracts and other corporate documents and properties so that Wasatch Web may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of Raser as Wasatch Web may reasonably request.

          4.10 Tax Returns.   Raser has filed all federal and state income or
franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality.   Until the Closing (and continuously if
there is no Closing), Raser and the Raser Stockholders and their representatives will keep confidential any information which they obtain from Wasatch Web concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by October 15, 2003, Raser and the Raser Stockholders will return to Wasatch Web all written matter with respect to Wasatch Web obtained by them in connection with the negotiation or consummation of this Agreement.

          4.12 Investment Intent. The Raser Stockholders are acquiring the Wasatch Web common stock to be exchanged and delivered to them under this Agreement for "investment and not with a view to the sale or distribution thereof," and they have no commitment or present intention to sell or
distribute the Wasatch Web common stock to be received hereunder.   The Raser
Stockholders shall execute and deliver to Wasatch Web on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference.

          4.13 Corporate Authority. Raser has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Wasatch Web or its representative at the Closing a signed copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Raser.

          4.14 Due Authorization. Execution of this Agreement and performance by Raser hereunder have been duly authorized by all requisite corporate action on the part of Raser, and this Agreement constitutes a valid and binding obligation of Raser and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Raser, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

          4.15 Environmental Matters. Raser and the Raser Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Raser or its predecessors. In addition, to the best knowledge of Raser and the Raser Stockholders, there are no substances or conditions which may support a claim or cause of action against Raser or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," " hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Wasatch Web. Raser and the Raser Stockholders acknowledge that Wasatch Web has delivered them copies of what has been represented to be documentation containing all material information respecting Wasatch Web and its present and contemplated business operations, potential acquisitions, management and other factors, by personal delivery to them and/or by notification of access to the reports and registration statements of Wasatch Web that contain such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the sole director and executive officer of Wasatch Web, and with the legal and accounting firms of Wasatch Web, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                             Section 5

           Conditions Precedent to Obligations of Raser and the Raser Stockholders

All obligations of Raser and the Raser Stockholders under this Reorganization Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Wasatch Web contained in this Reorganization Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2  Due Performance.   Wasatch Web shall have performed and
complied with all of the terms and conditions required by this Reorganization Agreement to be performed or complied with by it before the Closing.

          5.3 Officers' Certificate. Raser shall have been furnished with a certificate signed by the President of Wasatch Web, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Wasatch Web contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibits B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Wasatch Web, taken as a whole.

          5.4 Assets and Liabilities of Wasatch Web. Unless otherwise agreed, Wasatch Web shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Reorganization Agreement shall have been paid.

          5.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. At or simultaneous with the Closing, corporate resolutions of Wasatch Web shall have adopted all action necessary to accomplish the resignation of Wasatch Web's directors and executive officers, in seriatim, while designating of the nominees of Raser to the Board of Directors and to serve as officers as outlined in Section 1.7 hereof.

          5.6 Satisfaction of Section 1 Conditions. All conditions outlined in Sections 1.4, 1.5, 1.6, 1.7 and 1.8 hereof shall have been completed to the satisfaction of Raser.

          5.7  Stockholders' Consent.   Persons owing not less than 80% of
the outstanding Raser Common Shares shall have executed and delivered the Reorganization Agreement.

                             Section 6

        Conditions Precedent to Obligations of Wasatch Web

          All obligations of Wasatch Web under this Reorganization Agreement are subject, at Wasatch Web' option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of Raser and the Raser Stockholders contained in this Reorganization Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. Raser, the Raser Stockholders shall have performed and complied with all of the terms and conditions required by this Reorganization Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Wasatch Web shall have been furnished with a certificate signed by the President of Raser, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Raser and the Raser Stockholders contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Raser, taken as a whole.

          6.4 Books and Records. The Raser Stockholders or the Board of Directors of Raser shall have caused Raser to make available all books and records of Raser, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Wasatch Web at Closing.

          6.5 Satisfaction of Section 1 Conditions. All conditions outlined in Sections 1.4, 1.5, 1.6, 1.7 and 1.8 hereof shall have been completed to the satisfaction of Wasatch Web.

          6.6 Stockholders' Consent. Persons owing not less than 80% of the outstanding Raser Common Shares shall have executed and delivered the Reorganization Agreement.

                             Section 7

                            Termination

          Prior to the Closing, this Reorganization Agreement may be terminated (i) by mutual consent in writing; (ii) by either the directors of Wasatch Web or Raser, if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (iii) by either the directors of Wasatch Web or Raser and the Raser Stockholders, if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                             Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Reorganization Agreement.

          8.2  Waiver.   Any failure on the part of any party hereto to
comply with any its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Each party represents to the other parties that no broker or finder has acted for each or any of them in connection with this Reorganization Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by each or any of them.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Wasatch Web:       941 East 3665 South
                                        Salt Lake City, Utah 84106

               With a copy to:          Leonard W. Burningham, Esq.
                                        455 East 500 South, #205
                                        Salt Lake City, Utah 84111

               If to Raser:             201 East Bay Boulevard
                                        Provo, Utah 84606

               With a copy to:          James R. Kruse, Esq.
                                        Suite 800, 50 West Broadway
                                        Salt Lake City, Utah 84101

               If to the Raser          To the addresses listed in Exhibit A.
               Stockholders:

          8.5 Entire Agreement. This Reorganization Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Reorganization Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

          8.7 Governing Law. This Reorganization Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern. Any actions permitted hereunder shall be brought in the State of Utah in the county in which the principal executive offices of Wasatch Web are situated only.

          8.8 Assignment. This Reorganization Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          8.9  Counterparts.   This Reorganization Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Reorganization Agreement effective the latest date hereof.

                              WASATCH WEB ADVISORS, INC.

 Date: 10/2/03.               By/s/James P. Doolin
                                ----------------------------
                                James P. Doolin, President


                              RASER TECHNOLOGIES, INC.


 Date: 10/2/03.               By/s/Kraig Higginson
                                ----------------------------
                                Kraig Higginson, President

                AGREEMENT AND PLAN OF REORGANIZATION
                     COUNTERPART SIGNATURE PAGE

          This Counterpart Signature Page for that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of the 2nd day of October, 2003, among Wasatch Web Advisors, Inc., Utah corporation ("Wasatch Web"); Raser Technologies, Inc., a Utah corporation ("Raser"); and the common stockholders and preferred stockholders of Raser (the "Raser Common Stockholders" and the "Raser Preferred Stockholders," collectively, the "Raser Stockholders"), all of whom are listed on Exhibit A hereto and who execute and deliver a copy of this Reorganization Agreement.

Date                Name
10/2/03             /s/Kraig Higginson
                    Higginson Family Investments, LLC

10/2/03             /s/Jack Kerlin
                    Jack Kerlin

10/2/03             /s/Kraig Higginson
                    Lighthouse Assoc.

10/2/03             /s/Kraig Higginson
                    Radion Energy

10/9/03             /s/
                    Risk Management

10/2/03             /s/Kimberly Warner
                    Kimberly Warner

10/2/03             /s/
                    Maasai, Inc.

10/7/03             /s/Martha J. Moyer
                    Martha J. Moyer

10/2/03             /s/Helen W. West
                    Helen W. West

10/2/03             /s/Karl Sandberg
                    Karl Sandberg

10/7/03             /s/Michael D. Harris
                    Michael D. Harris

10/2/03             /s/Lee Brown
                    Lee Brown

10/6/03             /s/Kevin Sandberg
                    /s/Vickie Sandberg
                    Kevin and Vickie Sandberg

10/2/03             /s/R. Thomas Bailey
                    Bailey Accounting

10/6/03             /s/Merrill Sandberg
                    /s/DeLoris Sandberg
                    Merrell and DeLoris Sandberg

10/2/03             /s/Seth Blatter
                    /s/Jessica Blatter
                    Seth and Jessica Blatter

10/2/03             /s/James E. Morton
                    James E. Morton

10/2/03             /s/Fred W. Wenninger
                    Fred W. Wenninger

10/6/03             /s/
                    Gray Cary

10/2/03             /s/David W. West
                    David W. West

10/2/03             /s/Karl Smith
                    Smith Consulting Service

Date                Name
10/8/03             /s/Kelly Trimble
                    Jacqueline Jacobs Family Trust

10/7/03             /s/Glade E. Collard
                    Glade E. Collard

10/8/03             /s/Michael J. Camberlango
                    Michael J. Camberlango

10/9/03             /s/Jonathon H. Horne
                    Jonathon H. Horne

10/9/03             /s/J. Howard Rowley
                    J. Howard Rowley

10/9/03             /s/
                    Harmony Development, LLC

10/8/03             /s/Craig R. Peay
                    Craig R. Peay

10/8/03             /s/Kraig Ford
                    Physsyx, Ltd.

10/9/03             /s/John F. Archibald
                    John F. Archibald

                            EXHIBIT A


                              Number of Shares            Wasatch Web
                               Owned of                     to be
        Name                   Raser                 Received in Exchange
See Exhibit A-1*             See Exhibit A-1             One for One
See Exhibit A-2*             See Exhibit A-2             One for One


               * Exhibit A-1 is a list of the Raser Common Stockholders; and Exhibit A-2 is a list of the Raser Preferred Stockholders.

                            EXHIBT A-1

                     Raser Technologies, Inc.
                         Shareholder List

Ownership                                      Pre-Merger

Higginson Family Investments, LLC              5,764,600
5152 N. Edgewood Drive #375
Provo, Utah 84604

Jack Kerlin                                    5,764,600
P.O. Box 50406
Provo, Utah 84604

Lighthouse Assoc.                             15,876,600
2296 North 470 East
Provo, Utah 84604

Radion Energy                                  4,427,000
555 S. 400 E.
Springville, Utah 84663

Risk Management                                  330,600
8170 South Highland Drive
Sandy, Utah 84093

Kimberly Warner                                  825,600
3575 North 150 East
Provo, Utah 84604

Maasai, Inc.                                     281,200
5152 N. Edgewood Drive #375
Provo, Utah 84604

Martha J. Moyer                                   25,000
C/O Douglas Moyer
Prudential Securities
1201 S. Alma School Road #8500
Mesa, AZ 84210

Helen W. West                                      5,000
344 East 600 South
Red Mountain Dr.
Ivins, Utah 84738

Karl Sandberg                                     10,000
3235 Northborough Dr.
West Jordan, Utah 84084

Michael D. Harris                                 20,000
3610 N. University Ave. #150
Provo, Utah 84604

                     Raser Technologies, Inc.
                         Shareholder List

Ownership                                      Pre-Merger

Lee Brown                                         20,000
5280 Canyon Road
Provo, Utah 84604

Kevin and Vickie Sandberg                         10,000
7810 W. Phillips Ave.
Littleton, CO 80123

Bailey Accounting                              2,977,800
1383 East Devonshire Drive
Provo, Utah 84604

Merrell and DeLoris Sandberg                       5,000
9322 S. Jordan Villa Road
West Jordan, Utah 84651

Seth and Jessica Blatter                          75,000
4018 W. 9200 S.
Payson, Utah 84651

James E. Morton                                1,552,600
3995 South 700 East
Salt Lake City, Utah 84107

Fred W. Wenninger                                589,800
P. O. Box 427
Alva, OK 73717

Gray Cary                                        364,800
401 B Street, Suite 2000
San Diego, CA 92101-4240

David W. West                                    564,800
4244 North Chapel View
Provo, Utah 84604

Smith Consulting Service                       2,967,286
455 East 500 South, Suite #201
Salt Lake City, Utah 84111

TOTAL PRE-MERGER SHARES                       42,457,286

                           EXHIBIT A-2

                      PREFERRED SERIES LIST

Jacqueline Jacobs Family Trust                    15,000
175 South Main Street, Suite #1230
Salt Lake City, Utah 84111

Glade E. Collard                                    5,000
442 West 1000 South
Orem, Utah 84058-6704

Michael J. Camberlango                             10,000
514 East 1950 North
Orem, Utah 84097

Jonathon H. Horne                                  75,000
6362 Vintage Oak Lane
Salt Lake City, Utah 84121

J. Howard Rowley                                    5,000
P. O. Box 237
Provo, Utah 84603

Harmony Development, LLC                          150,000
11013 South 1500 WP
Payson, Utah 84651

Craig R. Peay                                      10,000
4167 North 430 East
Provo, Utah 84604

Physsyx, Ltd.                                      15,000
P. O. Box 344
Midway, Utah 84049

John F. Archibald                                  15,000
3707 No. Canyon Road, #7G
Provo, Utah 84604

                          TOTAL                   300,000

                            EXHIBIT B*

                    WASATCH WEB ADVISORS, INC.

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                    DECEMBER 31, 2002 and 2001

     * See the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as previously filed with the Securities and Exchange Commission.

                           EXHIBIT B-1*

                    WASATCH WEB ADVISORS, INC.

                  UNAUDITED FINANCIAL STATEMENTS

                       FOR THE PERIOD ENDED

                          JUNE 30, 2003

     * See the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, as previously filed with the Securities and Exchange Commission.

                            EXHIBIT C


          None.

                            EXHIBIT D*

                     RASER TECHNOLOGIES, INC.

            AUDITED BALANCE SHEET AND INCOME STATEMENT

                        FOR THE YEAR ENDED

                        DECEMBER 31, 2002

     * See the caption "Financial Statements of Raser," Item 2 of this Current Report.

                           EXHIBIT D-1*

                     RASER TECHNOLOGIES, INC.

            AUDITED BALANCE SHEET AND INCOME STATEMENT

                        FOR THE YEAR ENDED

                        DECEMBER 31, 2002

                               AND

                       FOR THE PERIOD ENDED

                    JUNE 30, 2003 (UNAUDITED)

     * See the caption "Financial Statements of Raser," Item 2 of this Current Report.

                            EXHIBIT E


       None.

                            EXHIBIT F



Atlas Stock Transfer
5899 South State Street
Salt Lake City, Utah 84107

Wasatch Web Advisors, Inc.
941 East 3665 South
Salt Lake City, Utah 84106

Re:         Exchange of securities of Raser Technologies, Inc., a
            Utah corporation ("Raser"), for securities of Wasatch
            Web Advisors, Inc., a Utah corporation ("Wasatch Web" or "Company")

Dear Ladies and Gentlemen:

       Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the undersigned, Raser, the other stockholders of Raser and Wasatch Web, I acknowledge that I have approved this Exchange (as defined in the Reorganization Agreement); that I am aware of all of the terms and conditions of the Agreement. I represent and warrant that
(i) I am an "accredited investor" or, either alone or with the aid of a "purchaser representative," I am a "sophisticated investor"; (ii) I understand the "unregistered" and "restricted" nature of the securities of Wasatch Web being received under the Agreement in Exchange for the Raser Common and Preferred Shares (as defined in the Reorganization Agreement);
(iii) I have had access to all material documents regarding the Company, including, but not limited to all reports filed with the Securities and Exchange Commission for the past twelve months that are contained in the Edgar Archives at www.sec.gov; (iv) I hereby waive and compromise any pre-emptive rights or shareholder agreements relating to the prior issuance of securities of any of the Raser outstanding securities, except as applicable to the Raser Preferred Shares (v) I hereby compromise and/or waive any claims I have or may have against Raser by reason of the purchase of any securities of Raser prior to the Closing of the Agreement; and (vi) I hereby consent to the amendment to the Articles of Incorporation of Raser that will change its name to "Raser Technologies Operating Company, Inc." and that will modify the rights, privileges and preferences of its preferred stock to reflect that the Conversion Price (as defined therein) shall be no more than $0.75 per share nor less than $0.25 per share.

       I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Wasatch Web is Mantyla McReynolds, Certified Public Accountants, 5872 South 900 East, #250, Salt Lake City, Utah 84121; Telephone: (801) 269-1818; and that legal counsel for Wasatch Web is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone (801) 363-7411.

       I also understand that I must bear the economic risk of ownership of any of the Wasatch Web shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or other applicable laws, rules and regulations.

       I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Raser for use by Wasatch Web as they are made to induce you to issue me the shares of Wasatch Web under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

       1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

       2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

       3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

       4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

       5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

       6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

       7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

       8. I also understand that without approval of counsel for Wasatch Web, all shares of Wasatch Web to be issued and delivered to me in exchange for my shares of Raser shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

       The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

       Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Wasatch Web will attempt to accommodate any stockholders' request where Wasatch Web views the request is made for valid business or personal reasons so long as in the sole discretion of Wasatch Web, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Wasatch Web.

       You are requested and instructed to issue a stock certificate as follows, to-wit:


Date                Name
10/6/03             /s/Kraig Higginson
                    Higginson Family Investments, LLC

10/6/03             /s/Jack Kerlin
                    Jack Kerlin

10/6/03             /s/Kraig Higginson
                    Lighthouse Assoc.

10/6/03             /s/Kraig Higginson
                    Radion Energy

10/6/03             /s/
                    Risk Management

10/6/03             /s/Kimberly Warner
                    Kimberly Warner

10/6/03             /s/
                    Maasai, Inc.

10/6/03             /s/Martha J. Moyer
                    Martha J. Moyer

10/6/03             /s/Helen W. West
                    Helen W. West

10/6/03             /s/Karl Sandberg
                    Karl Sandberg

10/6/03             /s/Michael D. Harris
                    Michael D. Harris

10/6/03             /s/Lee Brown
                    Lee Brown

10/6/03             /s/Kevin Sandberg
                    /s/Vickie Sandberg
                    Kevin and Vickie Sandberg

10/6/03             /s/R. Thomas Bailey
                    Bailey Accounting

10/6/03             /s/Merrill Sandberg
                    /s/DeLoris Sandberg
                    Merrell and DeLoris Sandberg

10/6/03             /s/Seth Blatter
                    /s/Jessica Blatter
                    Seth and Jessica Blatter

10/6/03             /s/James E. Morton
                    James E. Morton

10/6/03             /s/Fred W. Wenninger
                    Fred W. Wenninger

10/6/03             /s/
                    Gray Cary

10/6/03             /s/David W. West
                    David W. West

10/2/03             /s/Karl Smith
                    Smith Consulting Service

Date                Name
10/8/03             /s/Kelly Trimble
                    Jacqueline Jacobs Family Trust

10/7/03             /s/Glade E. Collard
                    Glade E. Collard

10/8/03             /s/Michael J. Camberlango
                    Michael J. Camberlango

10/9/03             /s/Jonathon H. Horne
                    Jonathon H. Horne

10/9/03             /s/J. Howard Rowley
                    J. Howard Rowley

10/9/03             /s/
                    Harmony Development, LLC

10/8/03             /s/Craig R. Peay
                    Craig R. Peay

10/8/03             /s/Kraig Ford
                    Physsyx, Ltd.

10/9/03             /s/John F. Archibald
                    John F. Archibald

                           EXHIBIT G



                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


       The undersigned, the President of Wasatch Web Advisors, Inc., a Utah corporation ("Wasatch Web"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Reorganization Agreement") between Wasatch Web and Raser Technologies, Inc., a Utah corporation ("Raser"), and the stockholders of Raser (the "Raser Stockholders"):

       1. That he is the President of Wasatch Web and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Raser and the Raser Stockholders.

       2. Based on his personal knowledge, information, belief and opinions of counsel for Wasatch Web regarding the Plan:

           (i) All representations and warranties of Wasatch Web contained within the Plan are true and correct;

          (ii) Wasatch Web has complied with all terms and provisions required of it pursuant to the Reorganization
                 Agreement; and

         (iii) There have been no material adverse changes in the financial position of Wasatch Web as set forth in its audited financial statements for the years ended December 31, 2002 and 2001, and its reviewed financial statements for the period ended June 30, 2003, except as set forth in Exhibit C to the Reorganization Agreement.


                           WASATCH WEB ADVISORS, INC.


                           By/S/James P. Doolin
                           --------------------------------
                           James P. Doolin, President

                           /s/James P. Doolin
                           --------------------------------
                           James P. Doolin, Individually

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


       The undersigned, the President of Raser Industries, Inc., a Utah corporation ("Raser"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Reorganization Agreement") between Raser, its stockholders (the "Raser Stockholders") and Wasatch Web Advisors, Inc., a Utah corporation ("Wasatch Web"):

       1. That he is the President of Raser and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Wasatch Web.

       2.   Based on his personal knowledge, information, belief:

           (i) All representations and warranties of Raser contained within the Plan are true and correct;

          (ii) Raser has complied with all terms and provisions required of it pursuant to the Reorganization
                 Agreement; and

         (iii) There have been no material adverse changes in the financial position of Raser as set forth in its audited financial statements for the year ended December 31, 2002, or its reviewed financial statements for the period ended June 30, 2003, except as set forth in Exhibit E to the Reorganization Agreement..


                           RASER TECHNOLOGIES, INC.


                           By/S/Kraig Higginson
                           --------------------------------
                           Kraig Higginson, President

                           /s/Kraig Higginson
                           --------------------------------
                           Kraig Higginson, Individually